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                                                                    Exhibit 23.5

                         Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 1999, included in HealthCare Financial Partners Inc. Annual Report on Form 10-K/A for the year ended December 31, 1998 and incorporated by reference in the Proxy Statement of HealthCare Financial Partners Inc. that is made part of the Registration Statement (Form S-4) and Prospectus of Heller Financial, Inc. for the registration of shares of its common stock.

Washington, D.C.
June 16, 1999

                                                /s/ Ernst & Young LLP